December 9, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attention:  William Underhill

               RE:  Coral Development Corp.
                    File No. 333-6410

Dear Mr. Underhill:

               Reference is made to the above Registration Statement. As the Registrant was unable to complete a Rule 419 acquisition, as originally contemplated, prior to 18 months (December 5, 1998) from its original effective date, it is withdrawing the registration of its shares.

                                        Very truly yours,



                                        Gerald A. Kaufman

GAK:jgc
As filed with the Securities and Exchange Commission on December 8, 1998
                                        Registration Statement No. 333-6410


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                      Post-Effective Amendment No. 2
                                    to
                                 FORM SB-2

                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933


                          CORAL DEVELOPMENT CORP.
              (Name of small business issuer in its charter)

Delaware                 6770                          11-3349762
(State or other          (Primary Standard
jurisdiction of          Industrial Classification     (I.R.S. Employer
incorporation)           Code Number)                  Identification)

                             Arthur Seidenfeld
                            240 Clarkson Avenue
                         Brooklyn, New York 11226
                               (718)469-3132

         (Name, Address and telephone number of agent for service)

                                COPIES TO:
                             Gerald A. Kaufman
                           33 Walt Whitman Road
                    Huntington Station, New York 11746
                               (516)271-2055
                        (516)271-2488 (Fax Number)

             Approximate date of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.

          On November 30, 1998, the Board of Directors of the Registrant determined not to proceed with offering pursuant to Rule 419 as there would not be sufficient time to complete the transaction before December 5, 1998.

          As a result, the escrowed shares were re-delivered to Modern Technology Corp. The Registrant intends to complete the merger with OmniComm Systems, Inc. and its parent, Modern Technology Corp., will then distribute, as a dividend, all its shares of the Registrant.

          The Registrant hereby withdraws the 403,000 shares of its Common Stock from registration under the Securities Act of 1933.

                                SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 7th day of December, 1998.


                                        CORAL DEVELOPMENT CORP.



                                        By: Arthur Seidenfeld, President


          In accordance with the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE


Arthur Seidenfeld        President and Director
                         (Principal Executive, Accounting
                         and Financial Officer)             December 7, 1998


Anne Seidenfeld          Director                           December 7, 1998